Conflict Minerals Report of Quaker Chemicals Corporation for the period of January 1, 2022 to December 31, 2022

1. Introduction
This Conflict Minerals Report describes the due diligence process of Quaker Chemical Corporation, doing business as Quaker Houghton, and its subsidiaries and affiliates listed on Exhibit 21 of its 10-K filed with Securities and Exchange Commission (the "Company," and "Quaker Houghton"), in accordance with the requirements of Rule 13p-1 of the Securities Exchange Act or 1934, as amended. On October 1, 2019, the Company completed its acquisition of the operating divisions of Norman Hay plc ("Norman Hay"), a private U.K. company that provides specialty chemicals, operating equipment, and services to industrial end markets. The acquisition of Norman Hay included its subsidiary, SIFCO Applied Surface Concepts, LLC ("SIFCO") which sells products that contain tin, tungsten, and gold. For purposes of this Conflict Minerals Report, the discussion of the Company and SIFCO will be presented separately.

2. Overview
Quaker Houghton was organized in 1918, incorporated as a Pennsylvania business corporation in 1930, and in August 2019 completed a combination with Houghton International Inc. ("Houghton") to form Quaker Houghton. Quaker Houghton is a global leader in industrial process fluids. With a presence around the world, including operations in over 25 countries, the Company's customers include thousands of the world's most advanced and specialized steel, aluminum, automotive, aerospace, offshore, can, mining, and metal working companies. Quaker Houghton develops, produces, and markets a broad range of formulated chemical specialty products and offers chemical management services for various heavy industrial and manufacturing applications throughout its four segments:
Americas; Europe, Middle East, and Africa; Asia-Pacific; and Global Specialty Businesses. SIFCO provides selective electroplating and anodizing services, chemical solutions, and equipment.

The major product lines of Quaker Houghton include metal removal fluids, cleaning fluids, corrosion inhibitors, metal drawing and forming fluids, die cast mold releases, heat treatment and quenchants, metal forging fluids, hydraulic fluids, specialty greases, offshore sub-sea energy control fluids, rolling lubricants, rod and wire drawing fluids, and surface treatment chemicals. Certain of Quaker Houghton's products include tin which is necessary to the functionality or production of these products. Certain of the SIFCO products include tin, tungsten, and gold which is necessary to the functionality or production of these products. Tin, tantalum, tungsten, and gold are referred to collectively as "3TG." Covered Countries refers to the Democratic Republic of the Congo ("DRC") or an adjoining country, i.e., a country that shares an internationally recognized border with the DRC.

3. Reasonable Country of Origin and Due Diligence
To implement a reasonable country of origin inquiry ("RCOI") for the tin supplied to Quaker Houghton, the Company conducted an internal analysis of its products and components to identify those that contain tin. Quaker Houghton's analysis identified approximately 18 products that contain tin, some of which is sourced from recycled scrap. Quaker Houghton reviewed and evaluated information provided by its tin suppliers and prepared a Conflict Minerals Reporting Template ("CMRT") in accordance with the instructions provided by the Responsible Minerals Initiative ("RMI").

Quaker Houghton's due diligence process is based on the Organization for Economic Co-operation and Development's Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and accompanying supplements (the "OECD Framework"), which is an internationally recognized due diligence framework. Quaker Houghton has adopted a Conflict Minerals Policy Statement that expresses the Company's commitment to the responsible sourcing of 3TG minerals necessary for the production and functionality of its products. The Company's Conflict Minerals Policy Statement is publicly available on the Company's website at: https://investors.quakerhoughton.com. Quaker Houghton has a Supplier Code of Conduct, which is based on the UN Global Compact Initiative and the global chemical Responsible Care program, and is available on the Company's website (https://home.quakerhoughton.com/supplier-code-of-conduct/). Quaker Houghton's
Supplier Code of Conduct requires suppliers to abide by all applicable laws and regulations related to conflict minerals. In addition, Quaker Houghton requires certain relevant suppliers to provide the following information annually: smelter source information; conflict minerals policy statements; and any other due diligence documentation.

SIFCO's RCOI analysis identified approximately 24 products that contain tin, tungsten, and/or gold.SIFCO reviewed and evaluated information provided by its tin, tungsten, and gold suppliers and prepared a Conflict Minerals Reporting Template in accordance with the instructions provided by the RMI.

SIFCO has adopted a Conflict Minerals Policy Statement that expresses the Company's commitment to sourcing materials from suppliers who share its values with regard to protecting human rights, following moral and business ethics, and practicing environmental responsibility. SIFCO's Conflict Minerals Policy Statement is publicly available on the SIFCO website at: https://www.sifcoasc.com/terms-and-conditions.The SIFCO Conflict Minerals Policy Statement requires its suppliers to comply with all applicable legal standards and requirements. SIFCO works with its supply chain to ensure completed CMRTs are received from its suppliers and maintained in SIFCO's files. SIFCO's Conflict Minerals Policy Statement provides that any supplier who fails to comply with the Conflict Minerals Policy Statement is subject to termination by SIFCO.

4.	Smelters
Quaker Houghton compared the tin smelters identified in its supply chain to the facilities identified by the RMI Responsible Minerals Assurance Process ("RMAP") as conformant. The RMAP assesses facilities' systems and processes for traceability of ore and demonstration of conflict-free sourcing. The RMAP uses an independent third-party assessment of smelter management systems and sourcing practices to validate conformance with RMAP standards. The RMAP standards are developed to meet the requirements of the OECD Due Diligence Guidance. Information on the RMAP process can be found at: http://www.responsiblemineralsinitiative.org/responsible-minerals-assurance-process/

A list of conformant smelters is published and maintained on RMI's website:
Export All Conformant Smelters (responsiblemineralsinitiative.org).

Quaker Houghton Smelters
Quaker Houghton identified the following smelters as the source of its tin, all of which are included in the RMAP list of conformant smelters. A few of the smelters identified have a reassessment in progress.

Metal: Tin
Official Smelter Name: EM Vinto
Smelter ID: CID000438
Conformant Smelter(1): Yes
Smelter Location: BOLIVIA

Metal: Tin
Official Smelter Name: Malaysia Smelting Corporation (MSC)
Smelter ID: CID001105
Conformant Smelter(1): Yes
Smelter Location: MALAYSIA

Metal: Tin
Official Smelter Name: Metallo Belgium N.V.
Smelter ID: CID002773
Conformant Smelter(1): Yes
Smelter Location: BELGIUM

Metal: Tin
Official Smelter Name: Mineracao Taboca S.A.
Smelter ID: CID001173
Conformant Smelter(1): Yes
Smelter Location: BRAZIL

Metal: Tin
Official Smelter Name: Minsur
Smelter ID: CID001182
Conformant Smelter(1): Yes
Smelter Location: PERU

Metal: Tin
Official Smelter Name: PT Timah Tbk Mentok
Smelter ID: CID001482
Conformant Smelter(1): Yes
Smelter Location: INDONESIA

Metal: Tin
Official Smelter Name: PT Timah (Persero) Tbk Kundur
Smelter ID: CID001477
Conformant Smelter(1): Yes
Smelter Location: INDONESIA

Metal: Tin
Official Smelter Name: Thaisarco
Smelter ID: CID001898
Conformant Smelter(1): Yes
Smelter Location: THAILAND

Metal: Tin
Official Smelter Name: Tin Technology & Refining
Smelter ID: CID003325
Conformant Smelter(1): Yes
Smelter Location: UNITED STATES

Metal: Tin
Official Smelter Name: White Solder Metalurgia e Mineracao Ltda.
Smelter ID: CID002036
Conformant Smelter(1): Yes
Smelter Location: BRAZIL

Metal: Tin
Official Smelter Name: PT Tinindo Inter Nusa
Smelter ID: CID001490
Conformant Smelter(1): Yes
Smelter Location: INDONESIA

Metal: Tin
Official Smelter Name: PT Refined Bangka Tin
Smelter ID: CID001460
Conformant Smelter(1): Yes
Smelter Location: INDONESIA

Metal: Tin
Official Smelter Name: PT Mitra Stania Prima
Smelter ID: CID001453
Conformant Smelter(1): Yes
Smelter Location: INDONESIA

Metal: Tin
Official Smelter Name: CV Venus Inti Perkasa
Smelter ID: CID002455
Conformant Smelter(1): Yes
Smelter Location: INDONESIA

Metal: Tin
Official Smelter Name: PT Rajawali Rimba Perkasa
Smelter ID: CID003381
Conformant Smelter(1): Yes
Smelter Location: INDONESIA

Metal: Tin
Official Smelter Name: PT Masbro Alam Stania
Smelter ID: CID003380
Conformant Smelter(1): No
Smelter Location: INDONESIA

Metal: Tin
Official Smelter Name: PT Babel Surya Alam Lestari
Smelter ID: CID001406
Conformant Smelter(1): Yes
Smelter Location: INDONESIA

Metal: Tin
Official Smelter Name: Fabrica Auricchio Industria e Comercio Ltda. Smelter ID: CID003582
Conformant Smelter(1): Yes
Smelter Location: Brazil

Metal: Tin
Official Smelter Name: Operaciones Metalurgicas S.A.
Smelter ID: CID001337
Conformant Smelter(1): Yes
Smelter Location: Bolivia

Metal: Tin
Official Smelter Name: CV Ayi Jaya
Smelter ID: CID002570
Conformant Smelter(1): Yes
Smelter Location: INDONESIA

Metal: Tin
Official Smelter Name: PT Menara Cipta Mulia
Smelter ID: CID002835
Conformant Smelter(1): Yes
Smelter Location: INDONESIA

(1) Conformant refers to facilities that are listed by RMI as of May 2023 as conformant with RMAP protocols or certified or accredited by a similar independent assessment program cross-recognized by RMAP. Smelters identified as nonconformant may have been conformant during the reporting period, but there is insufficient information to confirm their status during the reporting period.

SIFCO Smelters
SIFCO identified the following smelters as the source of its tin, tungsten, and gold, all of which are included in the RMAP list of conformant smelters except for Zhuzhou Cemented Carbide Group Co. Ltd. A few of the smelters identified have a reassessment in progress.

Metal: Tin
Official Smelter Name: Minsur S.A. Metal: Tin Metal
Smelter ID:
Conformant Smelter(2): Yes
Smelter Location: PERU

Metal: Tin
Official Smelter Name: PT Timah
Smelter ID:
Conformant Smelter(2): Yes
Smelter Location: INDONESIA

Metal: Tin
Official Smelter Name: EM Vinto
Smelter ID: CID000438
Conformant Smelter(2): Yes
Smelter Location: BOLIVIA

Metal: Tin
Official Smelter Name: Thailand Smelting & Refining Co., Ltd (Thaisarco) Smelter ID: CID 001898
Conformant Smelter(2): Yes
Smelter Location: THAILAND

Metal: Tin
Official Smelter Name: Tin Smelting & Branch of Yunnan Tin Co. LTD (YTCL) Smelter ID: CID002180
Conformant Smelter(2): Yes
Smelter Location: CHINA

Metal: Tin
Official Smelter Name: Malaysia Smelting Corporation (MSC)
Smelter ID: CID001105
Conformant Smelter(2): Yes
Smelter Location: MALAYSIA

Metal: Tin
Official Smelter Name: Minsur
Smelter ID: CID001182
Conformant Smelter(2): Yes
Smelter Location: PERU

Metal: Tin
Official Smelter Name: Mineracao Taboca S.A.
Smelter ID: CID001173
Conformant Smelter(2): Yes
Smelter Location: BRAZIL

Metal: Tungsten
Official Smelter Name: Xiamen Tungsten Co., Ltd
Smelter ID: CID002082
Conformant Smelter(2): Yes
Smelter Location: CHINA

Metal: Gold
Official Smelter Name: Metalor USA Refining Corporation
Smelter ID: CID001157
Conformant Smelter(2): Yes
Smelter Location: UNITED STATES OF AMERICA

Metal: Gold
Official Smelter Name: Agosi AG
Smelter ID: CID000035
Conformant Smelter(2): Yes
Smelter Location: GERMANY

Metal: Gold
Official Smelter Name: AngloGold Ashanti Corrego do Sitio Mineracao Smelter ID: CID000058
Conformant Smelter(2): Yes
Smelter Location: BRAZIL

Metal: Gold
Official Smelter Name: Argor-Heraeus S.A.
Smelter ID: CID000077
Conformant Smelter(2): Yes
Smelter Location: SWITZERLAND

Metal: Gold
Official Smelter Name: Aurubis AG
Smelter ID: CID000113
Conformant Smelter(2): Yes
Smelter Location: GERMANY

Metal: Gold
Official Smelter Name: Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Smelter ID: CID000128
Conformant Smelter(2): Yes
Smelter Location: PHILIPPINES

Metal: Gold
Official Smelter Name: Boliden AB
Smelter ID: CID000157
Conformant Smelter(2): Yes
Smelter Location: SWEDEN

Metal: Gold
Official Smelter Name: C. Hafner GmbH + Co. KG
Smelter ID: CID000176
Conformant Smelter(2): Yes
Smelter Location: GERMANY

Metal: Gold
Official Smelter Name: Chimet S.p.A.
Smelter ID: CID000233
Conformant Smelter(2): Yes
Smelter Location: ITALY

Metal: Gold
Official Smelter Name: Dowa
Smelter ID: CID000401
Conformant Smelter(2): Yes
Smelter Location: JAPAN

Metal: Gold
Official Smelter Name: Heimerle + Meule GmbH
Smelter ID: CID000694
Conformant Smelter(2): Yes
Smelter Location: GERMANY

Metal: Gold
Official Smelter Name: Heraeus Metals Hong Kong Ltd.
Smelter ID: CID000707
Conformant Smelter(2): Yes
Smelter Location: CHINA

Metal: Gold
Official Smelter Name: Heraeus Precious Metals GmbH & Co. KG
Smelter ID: CID000711
Conformant Smelter(2): Yes
Smelter Location: GERMANY

Metal: Gold
Official Smelter Name: Istanbul Gold Refinery
Smelter ID: CID000814
Conformant Smelter(2): Yes
Smelter Location: TURKEY

Metal: Gold
Official Smelter Name: Asahi Refining USA Inc.
Smelter ID: CID000920
Conformant Smelter(2): Yes
Smelter Location: UNITED STATES OF AMERICA

Metal: Gold
Official Smelter Name: Asahi Refining Canada Ltd.
Smelter ID: CID000924
Conformant Smelter(2): Yes
Smelter Location: CANADA

Metal: Gold
Official Smelter Name: Kennecott Utah Copper LLC
Smelter ID: CID000969
Conformant Smelter(2): Yes
Smelter Location: UNITED STATES OF AMERICA

Metal: Gold
Official Smelter Name: Metalor Technologies (Hong Kong) Ltd.
Smelter ID: CID001149
Conformant Smelter(2): Yes
Smelter Location: CHINA

Metal: Gold
Official Smelter Name: Metalor Technologies S.A.
Smelter ID: CID001153
Conformant Smelter(2): Yes
Smelter Location: SWITZERLAND

Metal: Gold
Official Smelter Name: MKS PAMP S.A.
Smelter ID: CID001352
Conformant Smelter(2): Yes
Smelter Location: SWITZERLAND

Metal: Gold
Official Smelter Name: Royal Canadian Mint
Smelter ID: CID001534
Conformant Smelter(2): Yes
Smelter Location: CANADA

Metal: Gold
Official Smelter Name: Shandong Zhaojin Gold & Silver Refinery Co., Ltd. Smelter ID: CID001622
Conformant Smelter(2): Yes
Smelter Location: CHINA

Metal: Gold
Official Smelter Name: Tanaka Kikinzoku Kogyo K.K.
Smelter ID: CID001875
Conformant Smelter(2): Yes
Smelter Location: JAPAN

Metal: Gold
Official Smelter Name: Umicore S.A. Business Unit Precious Metals Refining Smelter ID: CID001980
Conformant Smelter(2): Yes
Smelter Location: BELGIUM

Metal: Gold
Official Smelter Name: Metalor Technologies (Singapore) Pte., Ltd. Smelter ID: CID001152
Conformant Smelter(2): Yes
Smelter Location: SINGAPORE

Metal: Gold
Official Smelter Name: Metalor Technologies (Suzhou) Ltd.
Smelter ID: CID001147
Conformant Smelter(2): Yes
Smelter Location: CHINA

Metal: Gold
Official Smelter Name: United Precious Metal Refining, Inc.
Smelter ID: CID001993
Conformant Smelter(2): Yes
Smelter Location: UNITED STATES OF AMERICA

Metal: Tungsten
Official Smelter Name: Zhuzhou Cemented Carbide Group Co. Ltd.
Smelter ID: CID002236
Conformant Smelter(2): No
Smelter Location: CHINA

(2) Conformant refers to facilities that are listed by RMI as of May 2023 as conformant with RMAP protocols or certified or accredited by a similar independent assessment program cross-recognized by RMAP

5. Steps to Improve Due Diligence
Quaker Houghton and SIFCO will continue to conduct supplier diligence regarding
 3TG and will monitor their products and components to identify new products or components that may include any 3TG. Quaker Houghton and SIFCO will continue to monitor their supply chains to identify any new suppliers and to bring such suppliers within the scope of their conflict minerals programs. Quaker Houghton and SIFCO will maintain open lines of communication with their suppliers, so they are notified promptly if there are any changes in the source of the 3TG supplied to Quaker Houghton or SIFCO.

Forward-Looking Statements

This Conflict Minerals Report includes "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and
Section 27A of the Securities Act of 1933, as amended, and such forward-looking statements involve risks and uncertainties. These forward-looking statements include, but are not limited to, statements relating to the Company's intention to enhance its efforts to obtain from its suppliers complete, correct, and trustworthy information regarding the sources of the conflict minerals used in the Company's products. These statements are subject to various risks, uncertainties and other factors, including, among other matters, the Company's suppliers' responsiveness and cooperation with the Company's due diligence efforts, the Company's ability to identify and mitigate risks in its supply chain, whether smelters and refiners and other market participants responsibly source conflict minerals, political and regulatory developments in the Covered Countries, the United States or elsewhere, and whether industry organizations and initiatives remain effective as a source of external guidance and support to us in the conflict minerals compliance process. Forward-looking statements are based on management's current views, beliefs and expectations of future events based on certain assumptions. Forward-looking statements are not guarantees of future performance. We assume no obligation to revise or update any forward-looking statements for any reason, except as required by law.